Exhibit No. 10.19

                                                                     [06/1/2000]

                               AMENDMENT NO. 2 TO

                           LOAN AND SECURITY AGREEMENT

      AMENDMENT dated as of May 31, 2000 by and among Play By Play Toys & Novelties, Inc., a Texas corporation ("Play By Play"), Ace Novelty Co., Inc., a Texas corporation ("Ace"), Newco Novelty, Inc., a Texas corporation ("Newco", together with Play By Play and Ace, collectively, "Borrowers"), Friends, Food & Games, Inc., a Nevada corporation ("Guarantor"), and Congress Financial Corporation (Southwest), a Texas corporation ("Lender").

                               W I T N E S S E T H

      WHEREAS, Lender, Borrowers and Guarantor have entered into financing arrangements pursuant to which Lender, has made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated October 25, 1999, by and among Lender, Borrowers and Guarantor, as amended by Amendment No.1, dated March 21, 2000, by and among Lender, Borrowers and Guarantor (as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (collectively, together with the Loan Agreement, the "Financing Agreements"); and

      WHEREAS, Borrowers and Guarantor have requested that Lender (i) agree to certain amendments to the Loan Agreement, and (ii) waive certain existing Events of Default and Lender is willing to agree to such amendments and waiver, subject to the terms and conditions contained herein;

      NOW, THEREFORE, in consideration of the mutual conditions and agreements and covenants set forth herein, and for other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  DEFINITIONS.

      1.1  AMENDMENT TO DEFINITIONS.

            (a) The definition of "Interest Rate" in the Loan Agreement shall be deleted in its entirety and replaced with the following:

      "1.61 "INTEREST RATE" shall mean,

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            (i) as to Prime Rate Loans, a rate of one (1%) percent per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, a rate of three and one-half (3 1/2%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by a Borrower as in effect three
            (3) Business Days after the date of receipt by Lender of the request of a Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to a Borrower);

            (ii) notwithstanding anything to the contrary contained herein, the Interest Rate applicable to Prime Rate Loans and Eurodollar Rate Loans shall be reduced, one time only, by one-quarter of one (1/4%) percent effective as as of the first day of the month after each of the following conditions is satisfied as determined by Lender: (A) Play By Play and its Subsidiaries satisfy the covenants contained in
            Section 9.16(a) and (b) of the Loan Agreement for two (2) consecutive fiscal quarters, as set forth in the unaudited consolidated financial statements of Play By Play and its Subsidiaries for such fiscal quarters delivered to Lender in accordance with Section 9.6 hereof; and (B) no Event of Default or act, condition or event which, with notice or passage of time, or both, would constitute an Event of Default, shall exist or have occurred and be continuing, PROVIDED, THAT, in the event that the Interest Rate applicable to Prime Rate Loans and Eurodollar Rate Loans is reduced as provided in this clause (ii), if at the end of any subsequent fiscal quarter after the condition set forth in clause (ii)(A) is not satisfied, effective as of the first day of the month after the receipt by Lender of the consolidated financial statements of Borrower and its Subsidiaries for such fiscal quarter, the Interest Rate shall increase to the rate set forth in clause (i) above; and

            (iii) notwithstanding anything to the contrary contained herein, the Interest Rate shall mean the rate of three (3%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of five and one-half (5 1/2%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Lender's option, without notice, (i) for the period (A) from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all obligations hereof (notwithstanding entry of a judgment against a Borrower) and (B) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender, and (ii) on the Loans to a Borrower at any time outstanding in excess of the amounts available to such Borrower under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default)."

            (b) The definition of "APPLICABLE SEASONAL ADVANCE RATE Percentage" in the Loan Agreement shall be deleted in its entirety and replaced with the following:

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      "1.5 "APPLICABLE SEASONAL ADVANCE RATE PERCENTAGE" shall mean, for purposes of Secion 2.1(a)(ii) hereof, the following percentages for the periods indicated below:

            (i) fifty-five (55%) percent for the period commencing October 24, 1999 through and including June 30, 2000;

            (ii) fifty-four and three-quarters (54 3/4%) percent for the week beginning July 3, 2000 and such Applicable Seasonal Advance Rate Percentage shall be reduced by one-quarter (1/4%) percent on the Monday of each of the three (3) weeks following July 3, 2000;

            (iii) fifty-three and one-half (53 1/2%) percent for the week beginning July 31, 2000 and such Applicable Seasonal Advance Rate Percentage shall be reduced by one-half (1/2%) percent on the Monday of each of the seven (7) weeks following July 31, 2000; such that the Applicable Seasonal Advance Rate Percentage commencing September 18, 2000 through and including November 30, 2000 shall be fifty (50%) percent;

            (iv) fifty-five (55%) percent for period commencing December 1 (commencing with calendar year 2000) of any calendar year through and including May 31 of the immediately succeeding calendar year; and

            (v) fifty (50%) percent for the period from and including June 1 of any calendar year (commencing with the calendar year 2001) through and including November 30, of the same calendar year."

      1.2 INTERPRETATION. For purposes of this Amendment, all terms used herein, including but not limited to, those terms used and/or defined herein or in the recitals hereto shall have the respective meanings assigned thereto in the Loan Agreement.

      2.  WAIVER.

      2.1 Subject to the terms and conditions contained herein, Lender hereby waives:

            (a) the Event of Default arising under Section 10.1(a) of the Loan Agreement as a result of the failure of Play By Play and its Subsidiaries to comply with Section 9.16(a) of the Loan Agreement as of April 30, 2000; PROVIDED, THAT, such waiver shall only apply to the failure of Play By Play and its Subsidiaries to comply with such covenant for the period through and including April 30, 2000; and

            (b) the delivery of the Pledge and Security Agreement by PBP Europe in favor of Lender with respect to certain of shares of the capital stock of PBP UK and the delivery of the Pledge and Security Agreement by PBP Far East in favor of Lender with respect to certain of

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shares of the capital stock of Caribe and any documents or instruments related to either of the foregoing.

       2.2 Lender has not waived, is not by this Amendment waiving, and has no intention of waiving any Events of Default that may have occurred on or before the date hereof (other than the Events of Default enumerated in Section 2.1 hereof), whether or not continuing on the date hereof, or that may occur after the date hereof (whether the same or similar to the Event of Default referred to in Section 2.2 or otherwise).

      2.3 The foregoing waiver shall not be construed as a bar to or a waiver of any other or further defaults or Events of Default on any future occasion, whether similar in kind or otherwise and shall not constitute a waiver, express or implied of any of the rights and remedies of Lender arising under the terms of the Financing Agreements on any future occasion or otherwise. Nothing contained herein should be construed to entitle Borrowers to any other or further waiver with respect to any defaults under the Loan Agreement at any time after the date hereof or otherwise.

      3. REPRESENTATIONS, WARRANTIES AND COVENANTS. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrowers to Lender pursuant to the other Financing Agreements, Borrowers hereby represent, warrant and covenants with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery of this Amendment and shall be incorporated into and made a part of the Financing Agreements):

      3.1 NO DEFAULT. No Event of Default or condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred as of the date of this Amendment (after giving effect to the amendments made and waivers granted by Lender pursuant to this Amendment).

      3.2 CORPORATE POWER AND AUTHORITY. This Amendment has been duly executed and delivered by Borrowers and Guarantor and is in full force and effect as of the date of this Amendment and the agreements and obligations of Borrowers and Guarantor contained herein constitute legal, valid and binding obligations of Borrowers and Guarantor enforceable against Borrowers and Guarantor in accordance with their respective terms.

      3.3 MATERIAL CONTRACTS. The execution and delivery and performance of this Amendment by Borrower and Guarantors will not violate any material agreement, instrument or undertaking by which it is bound, and will not result in, or require, the creation or imposition of any lien, charge, security interest or other encumbrance on any of its properties or revenues.

      3.4 SUBORDINATED CREDITOR AGREEMENTS. No default or event of default, or condition or event which with notice or the passage of time or both would constitute an event of default exists or has occurred as of the date of this Amendment under the Subordinated Creditor Agreements.

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      4. AMENDMENT FEE. In consideration of the Amendment set forth herein,
Borrowers shall on the date hereof, pay to Lender, and Lender may, at its option, charge the account of Borrowers maintained by Lender, a fee in the amount of $65,000, which fee shall constitute part of the Obligations and is fully earned as of the date hereof and is payable in the amounts and on the dates set forth below:

            FEE AMOUNT                          PAYMENT DATE
            ----------                          ---------------
            $30,000                             June 1, 2000
            $11,000                             June 30, 2000
            $12,000                             July 31, 2000
            $12,000                             August 31, 2000

      5.  CONDITIONS PRECEDENT.   The effectiveness of the amendments and
waiver pursuant to this Amendment shall be subject to the satisfaction of each of the following conditions precedent in a manner satisfactory to Lender:

      5.1 Lender shall have received, in form and substance satisfactory to Lender, an original of this Amendment, duly authorized, executed and delivered by Borrowers and Guarantor;

      5.2 Lender shall have received the fee referred to in Section 4 hereof; and

      5.3 After giving effect to the amendments to the Loan Agreement provided in this Amendment, no Event of Default shall exist or have occurred and no event, act or condition shall have occurred or exist which with notice or passage of time or both would constitute an Event of Default.

      6. ADDITIONAL EVENTS OF DEFAULT. The parties hereto acknowledge, confirm and agree that the failure of Borrowers, Guarantor or any Subsidiary to comply with the covenants, conditions and agreements contained herein shall constitute an Event of Default under the Financing Agreements (subject to the applicable cure period, if any, with respect thereto provided for in the Loan Agreement as in effect on the date hereof).

      7. EFFECT OF THIS AMENDMENT. Except as modified pursuant hereto, no other waivers, changes or modifications to the Financing Agreements are intended or implied, and in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of effective date hereof. Any acknowledgment or consent or waiver contained herein shall not be construed to constitute a consent or waiver to any other or further action by Borrowers or to entitle Borrowers to any other consent or waiver. The Loan Agreement and this Amendment shall be read and construed as one agreement. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

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      8.  FURTHER ASSURANCES.  The parties hereto shall execute and deliver such additional documents and take such additional actions as may be necessary to effectuate the provisions and purposes of this Amendment.

      9. GOVERNING LAW. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of Texas.

      10. BINDING EFFECT. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

      11. COUNTERPARTS. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties thereto.


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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the date and year first above written.

                                    Very truly yours,

                                    PLAY BY PLAY TOYS & NOVELTIES, INC.

                                    By:_________________________________________

                                    Title:______________________________________

                                    ACE NOVELTY CO., INC.

                                    By:_________________________________________

                                    Title:______________________________________

                                    NEWCO NOVELTY, INC.

                                    By:_________________________________________

                                    Title:______________________________________

                                    FRIENDS, FOOD & GAMES, INC.

                                    By:_________________________________________

                                    Title:______________________________________

AGREED TO:
---------

CONGRESS FINANCIAL CORPORATION
      (SOUTHWEST)

By:___________________________

Title:________________________

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